SARBANES-OXLEY CERTIFICATION
Re:
Credit Suisse First Boston Mortgage Securities Corp.,
Commercial Mortgage Pass-Through Certificates, Series 2004-
C5 (the "Trust")
I, Anand Gajjar, a Vice President of Credit Suisse First Boston Mortgage
Securities Corp., certify that:
1.
I have reviewed the annual report on Form 10-K for the fiscal year 2004 (the "Annual Report"), and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that Annual
Report (collectively with the Annual Reports, the "Reports"), of Credit Suisse First
Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates,
Series 2004-C5.
2.
Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;
3.
Based on my knowledge, the distribution or servicing
information required to be provided to the Trustee by the Servicers under the pooling and servicing or similar, agreement, for inclusion in the Reports is included in the Reports;
4.
Based on my knowledge and upon the annual compliance
statement included in the Reports and required to be delivered to the trustee in accordance with the terms of the pooling and servicing, or similar, agreement, and except as disclosed in the Reports, the Servicers have fulfilled their obligations under the servicing agreement; and
5.
The Reports disclose all significant deficiencies relating to the
Servicers' compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the pooling and servicing, or similar, agreement, that is included in the
Reports.
In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: KeyCorp Real Estate Capital
Markets, Inc. as Master Servicer, Lennar Partners, Inc. as Special Servicer and Wells Fargo Bank,
N.A. as Trustee.

Date: 30/3/05
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By: /s/ Anand Gajjar
Anand Gajjar
Vice President